Exhibit 99.1

Tidewater to Present at the Sidoti & Company, LLC Fourteenth Annual New York

Emerging Growth Institutional Investor Forum

NEW ORLEANS, March 15, 2009 –Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Sidoti & Company, LLC Fourteenth Annual New York Emerging Growth Institutional Investor Forum in New York, New York, on Wednesday, March 24, 2010, at approximately 10:00 a.m. Eastern time (9:00 a.m. Central time). Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenters.

Tidewater Inc. owns 392 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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